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                                                                   Exhibit 10.48


                             AMENDMENT NO. TWO TO
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                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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     THIS AMENDMENT NO. TWO ("Amendment") to the Vencor, Inc. Supplemental
Executive Retirement Plan is entered into as of the 15th day of January, 1999.

     Reason for Amendment. This Amendment is intended to enable the Vencor, Inc.
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Supplemental Executive Retirement Plan ("SERP Plan") to provide for the purchase of deferred annuities and the extinguishment of corresponding liabilities accrued under the Plan.

     Amendment.  The SERP Plan shall be amended by inserting a new Section 4.3
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that reads as follows:

     Section 4.3 Deferred Annuities. The Committee, in its sole discretion, may
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     cause all or a portion of the benefits which would otherwise be payable under this Plan to instead be provided by the purchase of a deferred annuity owned by the Participant. The annuity shall provide payments substantially equal to the after-tax value of the Participant's vested benefit under the Plan as of a specified date, as determined by an actuary. If an annuity is purchased for a Participant, the benefits otherwise payable under this Plan shall be reduced by an amount equal to the pre-tax value of the annuity.

     At the same time a deferred annuity is purchased by the Company for a Participant, the employer shall pay withholding tax on behalf of a Participant. The payment shall approximate the amount necessary to compensate the Participant for the net increase in state, local, federal income and employment taxes resulting from the recognition of taxable income due to purchasing the annuity. The amount of the withholding tax payment shall equal:

               Annuity Premium     x     Participant's tax rate
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                                       (1 - Participant's tax rate)

     IN WITNESS WHEREOF, Vencor, Inc. has executed this instrument as of the date first above written.


                                    VENCOR, INC.


                                    By: /s/ Jill L. Force
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                                        Jill L. Force, Senior Vice President
                                        and General Counsel